Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080159805-68 Filing Date and Time 03/07/2008 10:30 AM Entity Number E0148902008-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Henry County Plywood Corporation
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	National Registered Agents, Inc. of NV Name 1000 east William St., Suite 204 / Carson City / Nevada 89701 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 800,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Michael Prince Name 5353 Manhattan Circle, Suite 101 / Boulder / CO 80303 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Lindley S. Branson Name X [signature: Lindley S. Branson] Signature 80 South Eighth Street, Suite 500 / Minneapolis / MN 55402 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date 3/6/2008

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007 Revised on: 01/01/07

ARTICLES OF INCORPORATION
OF
HENRY COUNTY PLYWOOD CORPORATION

KNOW ALL BY THESE PRESENTS, that the undersigned, desiring to be incorporated as a Corporation in accordance with the laws of the State of Nevada, hereby certifies and adopts the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereafter become members of this Corporation and who may hold stock therein.

ARTICLE I

The name of the Corporation is: HENRY COUNTY PLYWOOD CORPORATION

ARTICLE II

The name and address of the registered agent of the Corporation in the State of Nevada is:

National Registered Agents, Inc. of NV
1000 East William, Suite 204
Carson City, NV 89701

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

ARTICLE III

The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

ARTICLE IV

The authorized capital stock of this Corporation is 800,000,000 shares of capital stock, consisting of 780,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.001 per share (the "Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation's Board providing for the issuance of such Preferred Stock or

series thereof; and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation's capital stock by a board resolution amending these Articles, in the Board's sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada. The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

ARTICLE V

Members of the Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the Bylaws. The name and address of the first Board of Directors is as follows:

Michael Friess
5353 Manhattan Circle
Suite 101
Boulder, Colorado 80303

The number of members of the Board shall not be less than one (1) or more than nine (9). The officers of the Corporation shall be a President, Secretary and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the Bylaws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the Bylaws and laws of the State of Nevada. Any person may hold two (2) or more offices in this Corporation.

ARTICLE VI

The Corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

No shareholder shall be liable for the debts of the Corporation beyond the amount that may be due or unpaid upon any share or shares of stock of this Corporation owned by that person.

ARTICLE VIII

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for each Director to be elected. Shareholders shall not be entitled to cumulative voting rights.

ARTICLE IX

The Directors shall have the powers to make and alter the Bylaws of the Corporation. Bylaws made by the Board under the powers so conferred may be altered, amended, or repealed by the Board or by the shareholders at any meeting called and held for that purpose.

ARTICLE X

The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444, inclusive, and successor statutory provisions.

ARTICLE XI

The Corporation shall indemnify all Directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. The Corporation shall indemnify each present and future Director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of Directors, officers, employees or agents of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the Director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent

jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the Corporation. No indemnification shall be applied, and any advancement of expenses to or on behalf of any Director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

ARTICLE XII

The name and address of the incorporator of this Corporation is:

Lindley S. Branson
80 South Eighth Street
Suite 500
Minneapolis, Minnesota 55402

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of HENRY COUNTY PLYWOOD CORPORATION on March 6, 2008.

Lindley S. Branson, Incorporator

GP:2340167 v1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.**

Henry County Plywood Corporation
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Henry County Plywood Corporation
Name of merging entity

Virginia
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Henry County Plywood Corporation
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Henry County Plywood Corporation (Nevada)
Name of merging entity, if applicable

Henry County Plywood Corporation (Virginia)
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Henry County Plywood Corporation (Nevada)
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 3/17/08

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Henry County Plywood Corporation (Nevada)
Name of merging entity

X [signature] Signature | Chief Executive Officer Title | 3/12/08 Date

Henry County Plywood Corporation (Virginia)
Name of merging entity

X [signature] Signature | Chief Executive Officer Title | 3/12/08 Date

Name of merging entity

X Signature | Title | Date

Name of merging entity

X Signature | Title | Date

Henry County Plywood Corporation (Nevada)
Name of surviving entity

X Signature | Chief Executive Officer Title | 3/12/08 Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20090257181-15
Ross Miller	Filing Date and Time
Secretary of State	03/17/2009 11:30 AM
State of Nevada	Entity Number
	E0148902008-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Henry County Plywood Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I is hereby amended to read: "The name of the Corporation is Sino Green Land Corporation."

ARTICLE X is hereby amended to read: "The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793 and 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to the Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving an acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 73.5%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.